Exhibit 10.72

[EXECUTION VERSION]

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT is made as of December 28, 2023. BETWEEN:

RECITALS:

AKERNA CORP., a corporation incorporated under the laws of the State of Delaware (the “Vendor”)

- and -

AMPLE ORGANICS INC., a corporation incorporated under the laws of the Province of Ontario.

(the “Purchaser”)

A.	The Purchaser is a member of a control group that is controlled by Vendor.

B.	The Vendor has entered into employment or consulting arrangements and related intellectual property assignment agreements with the “Applicable Service Providers” (as defined in Schedule A).

C.	The Purchaser and the Vendor have agreed that the Vendor will transfer the Purchased IP to the Purchaser in accordance with this Agreement.

D.	The Vendor will assist the Purchaser to register and protect the Purchased IP.

NOW THEREFORE IN CONSIDERATION of the premises and the mutual agreements and covenants contained in this Agreement, the receipt and sufficiency of which are acknowledged by each party, the parties covenant and agree as follows:

ARTICLE 1

DEFINITIONS

In this Agreement:

“Agreement” means this intellectual property purchase agreement, as may be supplemented, amended, restated or replaced from time to time;

“Encumbrance” means any encumbrance of any kind whatever, choate or inchoate, and includes, without limitation, a security interest, mortgage, lien, hypothec, pledge, hypothecation, charge, trust or deemed trust, whether contractual, statutory or otherwise arising;

(IP Purchase Agreement)

“Intellectual Property Rights” means all patents, rights to inventions, utility models, copyright and related rights, trademarks, service marks, trade, business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database right, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection in any part of the world;

“Moral Rights” means the right to the integrity of a work, the right to be associated with a work as its author or performer by name or under a pseudonym, the right to remain anonymous, and any other similar rights recognized by the laws of any jurisdiction;

“Person” shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any governmental authority or any other entity; and

“Tax Act” means the Income Tax Act (Canada).

ARTICLE 2

PURCHASE AND SALE OF PURCHASED IP

2.1	Purchase and Sale

The Vendor hereby sells, assigns, transfers and sets over to the Purchaser, and the Purchaser hereby acquires from the Vendor, all of the Vendor’s right, title and interest in the Purchased IP free and clear of all Encumbrances.

2.2	Purchase Price

The purchase price for the Purchased IP shall be the fair market value which the parties agree is Cdn$1.00 (the “Purchase Price”). Such Purchase Price is to be paid by cash, cheque or electronic deposit of funds to the bank account designated by the Purchaser.

2.3	Receipt of Purchase Price

The Purchaser acknowledges evidence of the transfer of ownership of the Purchased IP satisfactory to the Purchaser. The Vendor acknowledges receipt of the Purchase Price.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser that:

(a)	the Vendor is a corporation duly incorporated, organized and validly subsisting under the laws of the State of Delaware;

(IP Purchase Agreement)

(b)	the Vendor has the corporate power and capacity to, and has taken all corporate action necessary to, enter into, execute, deliver and perform its obligations under this Agreement;

(c)	the Vendor is the sole legal and beneficial owner of the Purchased IP, with good and marketable title thereto, free and clear of all Encumbrances;

(d)	all restrictions on the transfer of the Purchased IP have been complied with and all requisite consents, rights, permits and authorizations to such sale, assignment and transfer have been obtained;

(e)	this Agreement constitutes a valid and binding obligation enforceable against the Vendor in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency and other laws, whether or not similar, generally affecting enforceability of creditors’ rights and that equitable remedies such as specific performance and injunctive relief are in the discretion of the court from which they are sought;

(f)	there is no claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding, including any appeal or application for review, in progress or pending against, or affecting the Purchased IP, nor are any of the same threatened. There is no state of facts which would provide a valid basis for any of the foregoing;

(g)	there are no orders, covenants not to sue, permits, grants, franchises, licences, agreements or arrangements relating to any of the Purchased IP, which bind, obligate or otherwise restrict the Vendor; and

(h)	Except for the rights (1) held by HT Investments MA LLC set forth in the Security and Pledge Agreement dated October 5, 2021 and the Intellectual Property Security Agreement dated October 5, 2021 each of which have been irrevocably waived in their entirety by HT Investments MA LLC; and (2) held by MJ Acquisition Corp. set forth in the Securities Purchase Agreement by and among Akerna Corp., Akerna Canada Ample Exchange Inc., and MJ Acquisition Corp. dated April 28, 2023, as amended, the Security and Pledge Agreement dated November 15, 2023 and the Intellectual Property Security Agreement dated November 15, 2023, each of which have been irrevocably waived in their entirety by MJ Acquisition Corp., no Person other than the Purchaser has any agreement, option, claim or right of any kind capable of becoming an agreement for the transfer to that Person of any of the Purchased IP.

3.2	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor that:

(a)	the Purchaser is a corporation duly incorporated, organized and validly subsisting under the laws of the Province of Ontario;

(b)	the Purchaser has the corporate power and capacity to, and has taken all corporate action necessary to, enter into, execute, deliver and perform its obligations under this Agreement;

(IP Purchase Agreement)

(c)	this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws, whether or not similar, generally affecting enforceability of creditors’ rights and that equitable remedies such as specific performance and injunctive relief are in the discretion of the court from which they are sought; and

(d)	the Purchaser is a taxable Canadian corporation within the meaning of the Tax Act.

3.3	Survival

The representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale, assignment and transfer of the Purchased IP. No claim in respect of any misrepresentation or breach of warranty hereunder (other than any misrepresentation or breach of warranty in Section 3.1(a)) shall be made more than six months after the date hereof.

ARTICLE 4

ENFORCEMENT AND ASSISTANCE

4.1	Enforcement of Intellectual Property Rights and Assistance

The Vendor will assist the Purchaser in every proper way to obtain, and from time to time enforce, Canadian and foreign Intellectual Property Rights relating to the Purchased IP in any and all countries. The Vendor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Purchaser may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Intellectual Property Rights and the assignment of such Intellectual Property Rights. In addition, the Vendor will execute, verify and deliver assignments of such Intellectual Property Rights to the Purchaser or its designee.

4.2	Assistance with Intellectual Property Rights

The Vendor’s obligation to assist the Purchaser with respect to the matters contemplated by this Article 4 will continue beyond the execution of this Agreement but the Purchaser will compensate the Vendor at a reasonable rate after the execution of this Agreement for the time spent by the Vendor at the Purchaser’s request on such assistance. The Vendor hereby waives, releases and quitclaims to the Purchaser any and all claims, of any nature whatsoever, which the Vendor now or may hereafter have for infringement of any Intellectual Property Rights assigned under this Agreement to the Purchaser.

ARTICLE 5

GENERAL

5.1	General

This Agreement is governed by the laws of the Province of Ontario and the laws of Canada applicable therein. This Agreement shall survive and continue in full force and effect and enure to the benefit of and be binding upon the parties and their respective successors and assigns. The parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances, and provide such further documents and instruments required by the other parties as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. No amendment to this Agreement shall be valid unless in writing and signed by all the parties hereto. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. The parties hereby acknowledge that each have been afforded the opportunity to obtain independent legal advice in connection with the terms and conditions set out in this Agreement and confirm by the execution and delivery of this Agreement that they have either done so or waived their right to do so. This Agreement may be executed in counterparts and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including, without limitation, by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed counterpart hereof.

(IP Purchase Agreement)

AMPLE ORGANICS INC.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

SCHEDULE A

Purchased IP

“Purchased IP” means the Work Product and associated Intellectual Property Rights.

“Work Product” means all things, tangible and intangible, made, conceived, reduced to practice, created, or learned by Vendor, either alone or with others in connection with the Inventions, including without limitation any and all trade secrets, inventions, industrial designs, integrated circuit topographies, circuit layouts, ideas, concepts, processes, formulas, formulations, algorithms, software in source code, object code, executable code and pseudo code, software architecture, graphical user interfaces, compilations, parameters, internet domain names, trademarks, trade names, creations, prototypes, samples, models, drawings, layouts, schematics, data, databases, programs, methods, methodologies, other works of authorship, know-how, improvements, innovations, discoveries, customer lists, customer details, developments, designs, techniques, documentation and any other proprietary technology made, conceived, reduced to practice, created, or learned by the Specified Employees, either alone or with others in connection with the Inventions. “Work Product” shall be deemed to include all Intellectual Property Rights assigned to the Vendor prior to the date hereof by Applicable Service Providers.

“Inventions” means the Ample Organics Software platform, AmpleCare platform, AmpleExchange platform, AmplePayments platform, AmpleCentral platform, AmpleData platform, AmpleLearn platform, and all other software platforms developed by or for the Vendor (in whole or in part), and which are in use by the Purchaser on or prior to the date hereof, and any versions of or modifications to said software platforms that are partially complete, in development or have not been released or rolled out by Vendor in a production environment prior to the date hereof.

“Applicable Service Providers” means all current and former employees, consultants, advisors, directors, and officers of the Vendor which provided services related to the Inventions.

(IP Purchase Agreement)